SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2010

Date of Report
(Date of Earliest Event Reported)

Spartan Business Services Corp.

 (Exact name of registrant as specified in its charter)

Nevada	333-156796	26-3751595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Timber Rose Drive,
 Las Vegas, Nevada 89134

 (Address of principal executive offices)

702-250-4423
(Registrant's telephone number, including area code)

N/A

 (Former name and former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 10, 2010, Mr. Neil Jason Pestell was appointed  as sole  director, President,  Secretary and Treasurer of the company.

At the same time Reno Calabrigo has resigned as a director and from his position as an officer of the company.

Mr. Pestell has also purchased for nominal consideration the control block of common shares formerly held by Mr. Calabrigo

Neil Jason Pestell , age 41, was employed for over 20 years as a Thermal Insulation and Systems Engineer for NIC Construction in the UK.  Mr. Pestell worked his way up through the organization and his last position was that of Development manager of this multi million pound organization.

From 2008 until 2010 he formed CPF (thermal solutions) LTD. Wherein he was President and Chief executive officer and consulted and managed many large Capital projects in the United Kingdom including many sites in London for the preparation of the 2012 summer Olympic games.  In early 2010  CPF was taken over by a large conglomerate.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spartan Business Services Corporation

Date: August 10 , 2010	By:	/s/ Neil Jason Pestell
Neil Jason Pestell, President